Exhibit 99.1

Bill.com Reports Third Quarter Fiscal 2022 Financial Results

•
Q3 Core Revenue Increased 182% Year-Over-Year
•
Q3 Organic Core Revenue Increased 74% Year-Over-Year
•
Q3 Transaction Fees Increased 286% Year-Over-Year
•
Q3 Organic Transaction Fees Increased 101% Year-Over-Year

SAN JOSE, Calif. – May 5, 2022 – Bill.com (NYSE: BILL), a leading provider of cloud-based software that simplifies, digitizes, and automates complex back-office financial operations for small and midsize businesses (SMBs), today announced financial results for the third fiscal quarter ended March 31, 2022.

“We delivered a great quarter driven by robust demand for our solutions,” said René Lacerte, Bill.com CEO and Founder. “We are executing against our strategy to drive organic momentum across our solutions while building a unified platform experience incorporating the strengths of Divvy and Invoice2go. We are excited about the opportunities ahead as we build the de facto solution to serve small businesses’ financial operations needs.”

"We delivered strong revenue growth and a bottom line significantly better than expectations in the third quarter,” said John Rettig, Bill.com CFO. “Organic core revenue increased 74% year-over-year and Divvy spend management revenue increased 155% year-over-year. Our revenue outperformance and disciplined execution led to a better-than-expected non-GAAP net loss.”

Bill.com’s reported financial results for the third quarter fiscal 2022 include the results of Divvy and Invoice2go. Organic results exclude the impact of Divvy and Invoice2go.

Financial highlights for the third quarter of fiscal 2022:

•
Total revenue was $166.9 million, an increase of 179% from the third quarter of fiscal 2021.
•
Core revenue, which consists of subscription and transaction fees, was $165.5 million, an increase of 182% year-over-year. Organic core revenue was $102.1 million, up 74% year-over-year, and excluded Divvy and Invoice2go revenue of $63.4 million.
o
Subscription fees were $52.2 million, up 78% year-over-year. Organic subscription fees were $43.2 million, up 48% year-over-year, and excluded Divvy and Invoice2go fees of approximately $9.0 million.
o
Transaction fees were $113.3 million, up 286% year-over year. Organic transaction fees were $58.9 million, up 101% year-over-year, and excluded Divvy and Invoice2go fees of $54.4 million.
•
Gross profit was $129.6 million, representing a 77.6% gross margin, compared to $44.3 million, or a 74.2% gross margin, in the third quarter of fiscal 2021. Non-GAAP gross profit was $141.1 million, representing a 84.6% non-GAAP gross margin, compared to $46.0 million, or a 76.9% non-GAAP gross margin in the third quarter of fiscal 2021.

•
Loss from operations was $83.2 million, compared to a loss from operations of $15.3 million in the third quarter of fiscal 2021. Non-GAAP loss from operations was $5.7 million, compared to a non-GAAP loss from operations of $2.1 million in the third quarter of fiscal 2021.
•
Net loss was $86.7 million, or ($0.84) per share, basic and diluted, compared to net loss of $26.7 million, or ($0.32) per share, basic and diluted, in the third quarter of fiscal 2021. Non-GAAP net loss was $8.7 million, or ($0.08) per share, basic and diluted, compared to non-GAAP net loss of $1.7 million, or ($0.02) per share, basic and diluted, in the third quarter of fiscal 2021.

Business Highlights and Recent Developments

The metrics listed below identified as Bill.com metrics exclude the results of Divvy and Invoice2go.

•
Served 146,600 Bill.com customers as of the end of the third quarter. Also served 18,100 spending businesses that used Divvy and 221,400 subscribers that used Invoice2go.
•
Processed $55.1 billion in total payment volume (TPV) for Bill.com customers in the third quarter, an increase of 57% year-over-year. Also processed $2.1 billion in card payment volume for Divvy.
•
Processed 9.5 million transactions during the third quarter through the Bill.com platform, representing an increase of 32% year-over-year. In addition, processed 5.9 million Divvy card transactions.
•
Expanded a long-standing partnership with CPA.com by adding Divvy as its new exclusive partner for expense management, corporate card, and spend management.
•
Added businesswoman, journalist, and former U.S. Small Business Administration cabinet member, Aida Álvarez, to our board of directors.
•
Welcomed human resources and organizational development executive, Michael DeAngelo, as our Chief People Officer.
•
Announced Mark Lenhard, the CEO of Invoice2go and Bill.com’s COO, will be leaving the company in September 2022.
•
Earned #1 position in G2’s 2022 Top 100 Accounting and Finance Software ranking and recognized on the Top 100 list for the third year in a row.

Financial Outlook

We are providing the following guidance for the fiscal fourth quarter and the full fiscal year ending June 30, 2022.

	Q4 FY22 Guidance	FY22 Guidance
Total revenue (millions)	$182.3 – $183.3	$624.0 – $625.0
Year-over-year total revenue growth	133% – 134%	162% – 162%
Non-GAAP net loss (millions)	($14.9) – ($13.9)	($35.9) – ($34.9)
Non-GAAP net loss per share	($0.14) – ($0.13)	($0.35) – ($0.34)

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Bill.com has not provided a reconciliation of non-GAAP net loss or non-GAAP net loss per share guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

In conjunction with this announcement, Bill.com will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal third quarter results and our outlook for the fiscal fourth quarter and full fiscal year ending June 30, 2022. The live webcast and a replay of the webcast will be available at the Investor Relations section of Bill.com’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About Bill.com

Bill.com (NYSE: BILL) is a leading provider of cloud-based software that simplifies, digitizes, and automates financial operations for small and midsize businesses (SMBs). The company’s mission is to make it simple to connect and do business. Additional solutions include all-in-one expense management platform Divvy and mobile invoicing product Invoice2go. Hundreds of thousands of SMBs worldwide use Bill.com’s solutions to manage end-to-end financial workflows, process payments, and create connections to suppliers and clients, helping to manage cash inflows and outflows. Bill.com partners with leading U.S. financial institutions, accounting firms, and accounting software providers. Bill.com is headquartered in San Jose, CA. For more information visit www.bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our revenue and net loss for the fiscal fourth quarter ending June 30, 2022 and our fiscal year ending June 30, 2022, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to, the coronavirus pandemic (COVID-19), variants thereof, and their impact on our employees, customers, strategic partners, vendors, results of operations, liquidity and financial condition and on supply chains and labor markets, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, the market, interest rate, foreign exchange and other conditions that the customer funds we hold in trust are subject to, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, including our ability to integrate Divvy and Invoice2go, our accounting for and internal controls related to Divvy and Invoice2go operating results, changes in staffing levels, macroeconomic factors, including interest rate, inflationary and recessionary environments, and other risks detailed in registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of Bill.com’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Items excluded from non-GAAP gross margin include amortization of certain intangible assets, stock-based compensation, employer payroll taxes related to employee stock-based compensation and depreciation expense. Items excluded from non-GAAP operating expenses include amortization of certain intangible assets, stock-based compensation, employer payroll taxes related to employee stock-based compensation, depreciation expense, and acquisition and integration-related expenses. Items excluded from non-GAAP net loss and non-GAAP net loss per share include stock-based compensation expense, employer payroll taxes related to employee stock-based compensation, depreciation expense, amortization of certain intangible assets, acquisition and integration-related expenses, amortization of debt discount (and accretion of debt premium) and issuance costs, and income tax associated with acquisition and non-GAAP adjustments. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation and related payroll taxes. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.

Depreciation expense. We exclude depreciation expenses from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding operational performance.

Amortization of intangible assets. We exclude amortization of intangible assets from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding our operational performance.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Amortization of debt discount (accretion of debt premium) and issuance costs. We exclude amortization of debt discount and issuance costs associated with our issuance of our convertible senior notes and accretion of debt premium associated with our credit agreements from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Income tax effect associated with acquisition and non-GAAP adjustments. We exclude the income tax effect associated with acquisition and non-GAAP adjustments from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Free Cash Flow

Free cash flow is a non-GAAP measure that we calculate as net cash provided by (used in) operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after capital expenditures, for operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:

Karen Sansot

ksansot@hq.bill.com

Press Contact:

Oriana Branon

obranon@hq.bill.com

619-997-0299

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	June 30,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,639,371	$509,615
Short-term investments	1,143,408	655,314
Accounts receivable, net	26,859	18,222
Acquired card receivables, net	237,511	147,093
Prepaid expenses and other current assets	91,865	67,195
Funds held for customers	3,043,540	2,208,598
Total current assets	6,182,554	3,606,037
Non-current assets:
Operating lease right-of-use assets, net	78,739	71,925
Property and equipment, net	53,279	48,902
Intangible assets, net	452,351	417,341
Goodwill	2,363,109	1,772,043
Other assets	53,804	52,925
Total assets	$9,183,836	$5,969,173

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,433	$11,904
Accrued compensation and benefits	18,478	20,287
Other accruals and current liabilities	155,127	84,870
Borrowings from credit facilities, net	30,370	—
Convertible senior notes, net	1,134,835	—
Customer fund deposits	3,043,540	2,208,598
Total current liabilities	4,391,783	2,325,659
Non-current liabilities:
Operating lease liabilities	84,931	86,639
Borrowings from credit facilities, net	48,071	79,534
Convertible senior notes, net	561,457	909,847
Other long-term liabilities	29,278	37,904
Total liabilities	5,115,520	3,439,583
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	4,535,699	2,777,155
Accumulated other comprehensive loss	(7,499)	(100)
Accumulated deficit	(459,886)	(247,467)
Total stockholders' equity	4,068,316	2,529,590
Total liabilities and stockholders' equity	$9,183,836	$5,969,173

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share amounts)

	Three months ended March 31,		Nine months ended March 31,
	2022	2021 (1)	2022	2021 (1)
Revenue	$166,911	$59,738	$441,738	$159,992
Cost of revenue (2)	37,342	15,434	101,563	41,513
Gross profit	129,569	44,304	340,175	118,479
Operating expenses
Research and development (2)	60,230	22,286	154,656	60,558
Sales and marketing (2)	92,065	15,190	235,194	42,272
General and administrative (2)	60,457	22,124	183,788	58,897
Total operating expenses	212,752	59,600	573,638	161,727
Loss from operations	(83,183)	(15,296)	(233,463)	(43,248)
Other expenses, net	(4,416)	(11,432)	(12,891)	(13,943)
Loss before benefit from income taxes	(87,599)	(26,728)	(246,354)	(57,191)
Benefit from income taxes	(879)	—	(4,935)	(333)
Net loss	$(86,720)	$(26,728)	$(241,419)	$(56,858)

Net loss per share attributable to common stockholders, basic and diluted	$(0.84)	$(0.32)	$(2.39)	$(0.70)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	103,830	82,627	100,856	81,446
____________________________________
(1) Excludes the results of Divvy and Invoice2go.

(2) Includes stock-based compensation expense as follows:
Cost of revenue	$1,262	$728	$3,674	$1,971
Research and development	13,912	3,638	38,752	9,953
Sales and marketing	17,758	1,711	36,911	5,086
General and administrative	19,878	4,603	61,044	14,253
	$52,810	$10,680	$140,381	$31,263

BILL.COM HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three months ended March 31,		Nine months ended March 31,
	2022	2021 (1)	2022	2021 (1)
Cash flows from operating activities:
Net loss	$(86,720)	$(26,728)	$(241,419)	$(56,858)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,197	1,526	8,220	3,449
Stock-based compensation	52,810	10,680	140,381	31,263
Amortization of debt discount (accretion of debt premium) and issuance costs	1,407	11,819	3,362	15,724
Amortization of intangible assets	19,769	—	56,209	—
Amortization of premium (accretion of discount) on investments in marketable debt securities	3,401	1,247	10,039	1,970
Non-cash operating lease expense	2,224	958	6,307	2,635
Provision for losses on acquired card receivables	6,086	—	15,621	—
Deferred income taxes	(869)	—	(4,691)	(333)
Changes in assets and liabilities:
Accounts receivable	(2,426)	(2,547)	(5,846)	(5,332)
Prepaid expenses and other current assets	5,581	(1,381)	(2,966)	(6,149)
Other assets	131	(532)	(968)	(11,799)
Accounts payable	(2,412)	(439)	(4,435)	927
Other accruals and current liabilities	24,095	70	12,665	58
Operating lease liabilities	(2,639)	852	(5,591)	7,782
Other long-term liabilities	2,000	3	302	576
Deferred revenue	810	2,892	5,191	2,924
Net cash provided by (used in) operating activities	26,445	(1,580)	(7,619)	(13,163)
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash and cash equivalents	—	—	(144,541)	—
Purchases of corporate and customer fund short-term investments	(723,708)	(784,583)	(2,176,127)	(1,486,025)
Proceeds from maturities of corporate and customer fund short-term investments	640,796	329,774	1,308,650	830,933
Proceeds from sale of corporate and customer fund short-term investments	6,000	83,786	50,744	119,072
Increase in other receivables included in funds held for customers	(5,312)	(9,091)	(13,547)	(9,072)
Increase in acquired card receivables	(20,685)	—	(89,909)	—
Purchases of property and equipment	(1,291)	(3,426)	(3,758)	(17,062)
Capitalization of internal-use software costs	(2,386)	(378)	(7,409)	(1,038)
Net cash used in investing activities	(106,586)	(383,918)	(1,075,897)	(563,192)
Cash flows from financing activities:
Proceeds from issuance of common stock upon public offering, net of underwriting discounts and other offering costs	(30)	—	1,341,122	—
Proceeds from issuance of convertible senior notes, net of discounts and issuance costs	—	(224)	560,075	1,129,379
Purchase of capped call	—	—	(37,893)	(87,860)
Increase (decrease) in customer fund deposits liability	(336,855)	(287,840)	834,942	285,590
Payments of line of credit borrowings	—	(2,300)	—	(2,300)
Proceeds from exercise of stock options	6,332	5,592	29,116	23,034
Proceeds from issuance of common stock under the employee stock purchase plan	7,123	4,537	12,849	8,864
Other	—	—	(351)	(664)
Net cash provided by (used in) financing activities	(323,430)	(280,235)	2,739,860	1,356,043
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	75	—	—	—
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(403,496)	(665,733)	1,656,344	779,688
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,869,532	3,037,798	1,809,692	1,592,377
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,466,036	$2,372,065	$3,466,036	$2,372,065

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:

Cash and cash equivalents	$1,639,371	$1,223,724	1,639,371	1,223,724
Restricted cash included in other current assets	28,343	35	28,343	35
Restricted cash included in other assets	6,724	—	6,724	—
Restricted cash and restricted cash equivalents included in funds held for customers	1,791,598	1,148,306	1,791,598	1,148,306
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,466,036	$2,372,065	$3,466,036	$2,372,065

(1) Excludes the results of Divvy and Invoice2go.

BILL.COM HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands except percentages and per share amounts)

	Three months ended March 31,		Nine months ended March 31,
	2022	2021	2022	2021
Reconciliation of gross profit:
GAAP gross profit	$129,569	$44,304	$340,175	$118,479
Add:
Amortization of intangible assets	9,285	—	26,971	—
Stock-based compensation and related payroll taxes	1,401	847	4,065	2,234
Depreciation expense	881	800	2,365	1,868
Non-GAAP gross profit	$141,136	$45,951	$373,576	$122,581
GAAP gross margin	77.6%	74.2%	77.0%	74.1%
Non-GAAP gross margin	84.6%	76.9%	84.6%	76.6%

	Three months ended March 31,		Nine months ended March 31,
	2022	2021	2022	2021
Reconciliation of operating expenses:
GAAP research and development expenses	$60,230	$22,286	$154,656	$60,558
Less:
Stock-based compensation and related payroll taxes	(14,998)	(4,042)	(41,079)	(10,931)
Depreciation expense	(581)	(213)	(1,746)	(313)
Non-GAAP research and development expenses	$44,651	$18,031	$111,831	$49,314

GAAP sales and marketing expenses	$92,065	$15,190	$235,194	$42,272
Less:
Amortization of intangible assets	(10,484)	—	(29,238)	—
Stock-based compensation and related payroll taxes	(18,179)	(1,915)	(37,815)	(5,593)
Depreciation expense	(439)	(119)	(1,289)	(177)
Non-GAAP sales and marketing expenses	$62,963	$13,156	$166,852	$36,502

GAAP general and administrative expenses	$60,457	$22,124	$183,788	$58,897
Less:
Stock-based compensation and related payroll taxes	(20,565)	(5,048)	(65,116)	(15,738)
Depreciation expense	(449)	(182)	(1,300)	(391)
Acquisition and integration-related expenses	(243)	—	(10,985)	—
Non-GAAP general and administrative expenses	$39,200	$16,894	$106,387	$42,768

	Three months ended March 31,		Nine months ended March 31,
	2022	2021	2022	2021
Reconciliation of loss from operations:
GAAP loss from operations	$(83,183)	$(15,296)	$(233,463)	$(43,248)
Add:
Amortization of intangible assets	19,769	—	56,209	—
Stock-based compensation and related payroll taxes	55,143	11,852	148,075	34,496
Depreciation expense	2,350	1,314	6,700	2,749
Acquisition and integration-related expenses	243	—	10,985	—
Non-GAAP loss from operations	$(5,678)	$(2,130)	$(11,494)	$(6,003)

	Three months ended March 31,		Nine months ended March 31,
	2022	2021	2022	2021
Reconciliation of net loss:
GAAP net loss	$(86,720)	$(26,728)	$(241,419)	$(56,858)
Add (less):
Amortization of intangible assets	19,769	—	56,209	—
Stock-based compensation and related payroll taxes	55,143	11,852	148,075	34,496
Depreciation expense	2,350	1,314	6,700	2,749
Acquisition and integration-related expenses	243	—	10,985	—
Amortization of debt discount (accretion of debt premium) and issuance costs	1,407	11,819	3,362	15,724
Income tax effect associated with acquisition and non-GAAP adjustments	(879)	—	(4,938)	(333)
Non-GAAP net loss	$(8,687)	$(1,743)	$(21,026)	$(4,222)

	Three months ended March 31,		Nine months ended March 31,
	2022	2021	2022	2021
Reconciliation of net loss per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.84)	$(0.32)	$(2.39)	$(0.70)
Add (less):
Amortization of intangible assets	0.19	—	0.56	—
Stock-based compensation and related payroll taxes	0.54	0.14	1.47	0.42
Depreciation expense	0.02	0.02	0.07	0.04
Acquisition and integration-related expenses	—	—	0.11	—
Amortization of debt discount (accretion of debt premium) and issuance costs	0.01	0.14	0.03	0.19
Income tax effect associated with acquisition and non-GAAP adjustments	—	—	(0.06)	—
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.02)	$(0.21)	$(0.05)

	Three months ended March 31,		Nine months ended March 31,
	2022	2021	2022	2021
Shares used to compute GAAP and non-GAAP net loss per share attributable to common stockholders, basic and diluted	103,830	82,627	100,856	81,446

BILL.COM HOLDINGS, INC.

FREE CASH FLOW

(Unaudited, in thousands)

	Three months ended March 31,		Nine months ended March 31,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$26,445	$(1,580)	$(7,619)	$(13,163)
Purchases of property and equipment	(1,291)	(3,426)	(3,758)	(17,062)
Capitalization of internal-use software costs	(2,386)	(378)	(7,409)	(1,038)
Free cash flow	$22,768	$(5,384)	$(18,786)	$(31,263)

BILL.COM HOLDINGS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(Unaudited, in thousands)

	March 31,	June 30,
	2022	2021
Remaining performance obligations to be recognized as revenue:
Within 2 years	$92,919	$64,811
Thereafter	55,577	81,024
Total	$148,496	$145,835